EXHIBIT 10(l)

BEMIS INVESTMENT INCENTIVE PLAN

(Amended and Restated Effective as of January 1, 2006)

BEMIS INVESTMENT INCENTIVE PLAN

Sec. 3.3	1-Year Break In Service	10
Sec. 3.4	Period of Continuous Service	10
Sec. 3.5	Aggregate Continuous Service	11
Sec. 3.6	Recognized Break In Service	11

ARTICLE IV	PLAN PARTICIPATION	12
Sec. 4.1	Eligibility	12
Sec. 4.2	Duration of Participation	12
Sec. 4.3	No Guarantee of Employment	12

ARTICLE V	DEPOSITS AND CONTRIBUTIONS	13
Sec. 5.1	Deposit Amounts	13
Sec. 5.2	After Tax Deposit	13
Sec. 5.3	Date By Which Deposits Must Be Forwarded to Trustee	13
Sec. 5.4	Rollover Deposits	14
Sec. 5.5	Matching Contributions	14
Sec. 5.6	BIPSP-Retirement Contributions	15
Sec. 5.7	Forfeitures Credited Against Employer Contributions	16
Sec. 5.8	Limitation on Annual Additions	16
Sec. 5.9	Limit on Before Tax Deposits	17
Sec. 5.10	Return of Excess Deferrals	18
Sec. 5.11	Adjustment of Employer Contributions If Required by Code § 401(k)	18
Sec. 5.12	Adjustment of Matching Contributions and After Tax Deposits Required by Code § 401(m)	21

ARTICLE VI	INVESTMENT FUNDS AND ACCOUNTS	24
Sec. 6.1	Accounts for Participants	24
Sec. 6.2	Valuation of Accounts	24
Sec. 6.3	Investment of Accounts	24
Sec. 6.4	Transfers From Other Plans	25

ARTICLE VII	DESIGNTION OF BENEFICIARY	26
Sec. 7.1	Persons Eligible to Designate	26
Sec. 7.2	Form and Method of Designation	26
Sec. 7.3	No Effective Designation	26
Sec. 7.4	Beneficiary May Not Designate	26
Sec. 7.5	Special Requirements for Married Participants	27

ARTICLE VIII	BENEFIT REQUIREMENTS	28
Sec. 8.1	Benefits on Retirement or Disability	28
Sec. 8.2	Other Termination of Employment	28
Sec. 8.3	Death	29

ARTICLE IX	DISTRIBUTION OF BENEFITS	30
Sec. 9.1	Time and Method of Payment	30
Sec. 9.2	Accounts Totaling $5,000 or Less	31
Sec. 9.3	Form of Distribution	31
Sec. 9.4	Dividend Withdrawals	32

Sec. 9.5	Withdrawals	32
Sec. 9.6	Loans to Participants	34
Sec. 9.7	Accounting Following Termination of Employment	35
Sec. 9.8	Reemployment	35
Sec. 9.9	Source of Benefits	36
Sec. 9.10	Incompetent Payee	36
Sec. 9.11	Benefits May Not Be Assigned or Alienated	36
Sec. 9.12	Payment of Taxes	36
Sec. 9.13	Conditions Precedent	36
Sec. 9.14	Rollovers and Transfers to Other Qualified Plans	36
Sec. 9.15	Nonterminable ESOP Protections	37

ARTICLE X	TRUST FUND	38
Sec. 10.1	Composition	38
Sec. 10.2	Trustee	38
Sec. 10.3	Compensation and Expenses of Trustee	38
Sec. 10.4	Investment in Company Stock	38
Sec. 10.5	No Diversion	38
Sec. 10.6	Voting Bemis Stock	39
Sec. 10.7	Tender or Exchange Offers Regarding Bemis Stock	39

ARTICLE XI	ADMINISTRATION OF PLAN	41
Sec. 11.1	Administration by Company	41
Sec. 11.2	Certain Fiduciary Provisions	41
Sec. 11.3	Evidence	42
Sec. 11.4	Correction of Errors	42
Sec. 11.5	Records	42
Sec. 11.6	Claims Procedure	42
Sec. 11.7	Bonding	42
Sec. 11.8	Waiver of Notice	43
Sec. 11.9	Agent For Legal Process	43
Sec. 11.10	Indemnification	43
Sec. 11.11	Benefits of Reemployed Veterans	43
Sec. 11.12	Leased Employees	44

ARTICLE XII	AMENDMENT, TERMINATION, MERGER	46
Sec. 12.1	Amendment	46
Sec. 12.2	Amendment to Vesting Schedule	46
Sec. 12.3	Reorganizations of Participating Employers	46
Sec. 12.4	Permanent Discontinuance of Contributions	46
Sec. 12.5	Compensation and Expenses of Trustee	46
Sec. 12.6	Partial Termination	47
Sec. 12.7	Merger, Consolidation, or Transfer of Plan Assets	47
Sec. 12.8	Deferral of Distributions	47

ARTICLE XIII	TOP-HEAVY PLAN PROVISIONS	48
Sec. 13.1	Key Employee Defined	48
Sec. 13.2	Determination of Top-Heavy Status	48
Sec. 13.3	Minimum Contribution Requirement	50

v

BEMIS INVESTMENT INCENTIVE PLAN

(Amended and Restated Effective as of January 1, 2006)

ARTICLE I

GENERAL

Sec. 1.1                  Plan History and Purpose. The name of the plan set forth herein is “Bemis Investment Incentive Plan.”  It is sometimes herein referred to as the “Plan.”  The Plan was established July 1, 1970. The purposes of the Plan are to provide a means for employees to adopt a regular savings program, to provide retirement income, and to provide an ownership interest in the Company. This Plan provides for Participant deposits under Code § 401(k) as well as employer Matching and Retirement Contributions. Certain provisions applicable at particular locations are specified in Appendices which are a part of the Plan.

Sec. 1.2                  Construction and Applicable Law. The Plan is intended to meet the requirements for qualification as both a profit sharing plan and stock bonus plan under Code § 401(a) with an employee stock ownership (“ESOP”) feature under Code § 4975(e)(7). The stock bonus and employee stock ownership portion of the Plan is comprised of Matching Contribution Accounts and is designed to invest primarily in qualifying employer securities meeting the requirements of Code §§ 4975(e)(8) and 409(1). Contributions under the profit sharing portion of the Plan (which is comprised of all Accounts other than Matching Contribution Accounts) are not contingent upon the Participating Employers’ current or accumulated earnings and profits. The profit sharing portion of the Plan contains a salary reduction feature intended to meet the requirements of Code § 401(k). The Plan is intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of Minnesota to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota. The Plan shall be construed in accordance with the following rules:

(a)           Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

(b)           Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

(c)           Any references to the masculine gender include the feminine and vice versa.

(d)           Use of the words “hereof”, “herein”, “hereunder”, or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

(e)           The provisions of the Plan shall be construed as a whole in such manner as to carry out the intent thereof and shall not be construed separately without relation to the context.

Sec. 1.3                  Transition Rules. In general, the Plan as set forth herein is effective as of January 1, 2006. However:

(a)           The Plan reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), is intended as good-faith compliance with EGTRRA, and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided herein, the EGTRRA amendments are effective January 1, 2002.

(b)           The Plan reflects the provisions of the Community Renewal Tax Relief Act of 2000 regarding elective reductions for qualified transportation fringe benefits. These provisions are effective January 1, 2001.

(c)           Sec. 5.1 regarding automatic enrollment is effective January 1, 2005.

(d)           Sec. 9.14(f) regarding automatic rollovers is effective as of March 28, 2005.

ARTICLE II

MISCELLANEOUS DEFINITIONS

Sec. 2.1                  Account. “Account” means a Participant’s or Beneficiary’s interest in the Trust Fund of any of the types described in Sec. 6.1.

Sec. 2.2                  Administrator. The Company is the “Administrator” of the Plan for purposes of ERISA.

Sec. 2.3                  Affiliate. “Affiliate” means any trade or business entity under Common Control with a Participating Employer, or under Common Control with a Predecessor Employer while it is such.

Sec. 2.4                  Bemis Stock. “Bemis Stock” means common stock of the Company.

Sec. 2.5                  Beneficiary. “Beneficiary” means the person or persons designated as such pursuant to Article VII who survive the Participant.

Sec. 2.6                  Board. The “Board” is the Board of Directors of the Company and includes any committee thereof authorized to act for such body.

Sec. 2.7                  Certified Earnings. A Participant’s “Certified Earnings” means his or her regular pay, overtime pay, sick pay, shift differential, and commissions, subject to the following:

(a)           Certified Earnings is the gross amount, before any reduction pursuant to Code § 125, 132(f)(4), or 401(k), but after any reduction pursuant to a non-qualified deferred compensation plan.

(b)           Certified Earnings for a Plan Year may not exceed the limit under Code § 401(a)(17), which is $220,000 for 2006 and is subject to a cost of living adjustment for Plan Years after 2006.

(c)           Commissions are Certified Earnings when paid.

(d)           Bonuses, stock options, stock awards, and the like are not included in Certified Earnings.

(e)           Certified Earnings excludes any amount paid after a Participant transfers to a position other than as a Qualified Employee.

(f)            Certified Earnings includes sick pay paid by an employer, but not long-term disability or workers compensation benefits.

(g)           Severance pay is not included in Certified Earnings.

Sec. 2.8                  Code. All references herein to the “Internal Revenue Code” or “Code” are to the Internal Revenue Code of 1986 as from time to time amended.

Sec. 2.9                  Common Control. A trade or business entity (whether a corporation, partnership, sole proprietorship or otherwise) is under “Common Control” with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code § 414(b), (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in Code § 414(c), (iii) if both entities are members of an affiliated service group as defined in Code § 414(m), or (iv) if both entities are required to be aggregated pursuant to regulations under Code § 414(o).

Sec. 2.10               Company. The “Company” is Bemis Company, Inc., a Missouri corporation.

Sec. 2.11               Disability Retirement. “Disability Retirement” means a Termination of Employment due to a medical condition such that the individual qualifies for a Social Security disability award or for long term disability benefits under a Participating Employer’s long term disability plan.

Sec. 2.12               Employment Commencement Date. “Employment Commencement Date” means the date on which an employee first performs an Hour of Service for a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate, or a Predecessor Employer and the date on which an employee first performs such an Hour of Service after any 1-Year Break In Service.

Sec. 2.13               ERISA.  All references herein to the “Employee Retirement Income Security Act” or “ERISA” are to the Employee Retirement Income Security Act of 1974 as from time to time amended.

Sec. 2.14               Forfeitures  “Forfeitures” means that part of the Trust Fund which is forfeited pursuant to Sec. 5.10(e), Sec. 5.11(g), 5.12(e) or Sec. 8.2(b).

Sec. 2.15               Group A Participant.   “Group A Participant” means a Participant who meets the requirements of (a) and (b):

(a)           On December 31, 2005 he or she was 40 or older.

(b)           On December 31, 2005, the sum of the following amounts is 60 or more:

(1)           The Participant’s age on December 31, 2005, which is the Participant’s age on his or her 2005 birthday, plus a fractional year of age equal 1/365 of a year for each day after said birthday and prior to January 1, 2006.

(2)          The Participant’s Bemis Elapsed Time (as defined in the Bemis Retirement Plan) on December 31, 2005, which also is expressed in terms of whole and fractional years through December 31, 2005.

Sec. 2.16               Group B Participant.   “Group B Participant” means any Participant who does not meet the requirements to be a Group A Participant as set forth in Sec. 2.15.

Sec. 2.17               Highly Compensated Employee. “Highly Compensated Employee” means an employee described in (a) or (b):

(a)           The employee at any time during the current or prior Plan Year was a 5% owner as defined in Code § 416(i)(1).

(b)           The employee received Testing Wages of $80,000 or more for the prior Plan Year, subject to the following:

(1)           The $80,000 limit shall be indexed as provided in Code § 414(q). (The limit for 2006 is $100,000, which means that an individual whose 2006 Testing Wages equaled or exceeded $100,000 is a Highly Compensated Employee for 2007.)

(2)           The Company may elect to treat employees who received Testing Wages of $80,000 or more (as indexed) but who are not among the top paid 20% of all employees as non-Highly Compensated Employees.

Sec. 2.18               Hour of Service. An “Hour of Service” or “Hours of Service” are determined according to the following subsections with respect to each applicable computation period:

(a)           Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates, and Predecessor Employers and are aggregated for service with all such employers.

(b)           For any portion of a computation period during which an individual is within a classification for which a record of hours for the performance of duties is maintained, Hours of Service shall be credited as follows:

(1)           Each hour for which the employee is paid, or entitled to payment, for the performance of duties during the applicable computation period is an Hour of Service.

(2)           Each hour for which the employee is paid, or entitled to payment, by an employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service, subject to the following:

(A)          An hour for which the employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation, or disability insurance laws.

(B)           Hours of Service shall not be credited for a payment which solely reimburses the individual for medical or medically related expenses.

(C)           For purposes of this paragraph a payment shall be deemed to be made by or due from an employer regardless of whether such payment is made by or due from the employer directly, or indirectly through, among others, a trust fund or insurer to which the employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(3)           Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth in that paragraph. Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement or payment is made.

(4)           Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

(5)           The Company may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts.

(c)           For any portion of a computation period during which an employee is within a classification for which a record of hours for the performance of duties is not maintained, he or she shall be credited with 190 Hours of Service for each month for which he would otherwise be credited with at least one Hour of Service under subsection (b).

(d)           If an employee becomes eligible to receive benefits under an employer’s sickness and accident program, his or her Hours of Service, when aggregated with the Hours of Service with respect to said period of absence determined pursuant to the foregoing provisions of this section, shall be equal to 190 Hours of Service for each month for which sickness and accident benefits are paid.

(e)           Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

(f)            In no event shall duplicate credit as an Hour of Service be given for the same hour.

Sec. 2.19               Investment Fund. “Investment Fund” means any of the funds for investment of Plan assets described in Article VI.

Sec. 2.20               Named Fiduciary. The Company is a “Named Fiduciary” for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan. Other persons are also Named Fiduciaries under

ERISA if so provided by ERISA or if so identified by the Company. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be allocated by the Company.

Sec. 2.21               Normal Retirement. “Normal Retirement” means any Termination of Employment after the Participant has attained age 65, regardless of length of service.

Sec. 2.22               Participant. A “Participant” is an individual described as such in Article IV.

Sec. 2.23               Participating Employer. The Company is a Participating Employer in the Plan. With the consent of the Company, any other employer under Common Control with the Company may also become a Participating Employer in the Plan effective as of a date specified by it in its adoption of the Plan. The Participating Employers are listed on Schedule A.

Sec. 2.24               Plan Year. The Plan Year is the calendar year.

Sec. 2.25               Predecessor Employer. Any corporation, partnership, firm, or individual, a substantial part of the assets and employees of which are acquired by a Participating Employer, Affiliate, or another Predecessor Employer, is a “Predecessor Employer” if named in this section and subject to any conditions and limitations with respect thereto imposed by this section. As of January 1, 2006, the Predecessor Employers are:

(a)           Princeton Packaging Co., but only with respect to service back to an employee’s most recent date of hire prior to the acquisition date.

(b)           Hargro Health Care Packaging Company, but only with respect to service back to an employee’s most recent date of hire prior to the acquisition date.

(c)           Service at the Scranton plant back to the most recent date of hire preceding the acquisition date.

(d)           Viskase Company, Inc., but only with respect to service back to an employee’s most recent date of hire prior to the acquisition.

(e)           Arrow Industries, but only with respect to service back to an employee’s most recent date of hire prior to the acquisition.

(f)            Kanzaki Specialty Papers, Inc., but only with respect to service back to an employee’s most recent date of hire prior to the acquisition.

(g)           Weskote, Inc., but only with respect to service back to an employee’s most recent date of hire prior to the acquisition.

(h)           Predecessor service with these employees is recognized to the extent provided in the applicable Appendix:

(1)           Banner Packaging, Inc.—Appendix B

(2)           Enterprise Software, Inc.—Appendix D

(3)           Duralam, Inc.—Appendix F

(4)           Bemis Clysar, Inc.—Appendix G

Sec. 2.26               Qualified Employee. “Qualified Employee” means each employee of the Participating Employers, subject to the following:

(a)           An employee is not a Qualified Employee prior to the date as of which his or her employer becomes a Participating Employer.

(b)           An employee at a location or operation acquired by a Participating Employer is not a Qualified Employee prior to the date the Company authorizes participation in the Plan by employees at that location or operation.

(c)           Eligibility of employees in a collective bargaining unit to participate in the Plan shall be subject to negotiations with the representative of that unit. During any period that an employee is covered by the provisions of a collective bargaining agreement between his Participating Employer and such representative he or she shall not be considered a Qualified Employee for purposes of this Plan unless such agreement expressly so provides. For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

(d)           A non-resident alien while not receiving earned income (within the meaning of Code § 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code § 861(a)(3), is not a Qualified Employee.

(e)           An employee is not a Qualified Employee unless his or her services are performed within the continental United States (including Alaska or Hawaii) or the principal base of operations to which the employee frequently returns is within the United States (including Alaska or Hawaii).

(f)            An employee whose permanent assignment is outside the United States is not a Qualified Employee during a period when he or she is on temporary assignment within the United States.

Sec. 2.27               Qualified Military Service.   “Qualified Military Service” is defined in Sec. 11.11.

Sec. 2.28               Termination of Employment  . The “Termination of Employment” of an employee for purposes of the Plan shall be deemed to occur on the date of his or her resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of his or her employer as in effect from time to time, results in the termination of the employer-employee relationship, subject to the following:

(a)           “Termination of Employment” shall not be deemed to occur upon a transfer between any combination of Participating Employers, Affiliates, and Predecessor Employers.

(b)           If an employer has been sold and ceases to be a Participating Employer because it is no longer an Affiliate, each employee of that employer will be deemed to have a Termination of Employment as of the date said employer ceases to be a Participating Employer.

(c)           If a Participant becomes eligible to receive benefits under a Participating Employer’s long term disability program, Termination of Employment for purposes of the Plan will be deemed to have occurred as of the date of the first benefit payment under such program.

Sec. 2.29               Testing Wages. A Participant’s “Testing Wages” for a Plan Year means the Participant’s wages for the Plan Year as defined for purposes of federal income tax withholding, subject to the following:

(a)           For purposes of the limitations of Sections 5.11 and 5.12, the Company may limit a Participant’s Testing Wages to remuneration received while the employee is a Participant, or may modify the definition of Testing Wages in any other way permitted by the applicable regulations.

(b)           Testing Wages is the gross amount, before any reduction pursuant to Code § 125, 132(f)(4), or 401(k), but after any reduction pursuant to a non-qualified deferred compensation plan.

(c)           Testing Wages shall not include amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, or from the sale, exchange, or other disposition of stock acquired under an incentive stock option.

(d)           Testing Wages shall not exceed the limit under Code § 401(a)(17), which is $220,000 for 2006 and is subject to a cost of living adjustment for Plan Years after 2006.

Sec. 2.30               Trust Fund  . The “Trust Fund” is the fund provided for in Sec. 10.1.

Sec. 2.31               Trustee. “Trustee” is a trustee appointed and acting from time to time in accordance with Sec. 10.2 for the purpose of holding, investing, and disbursing the Trust Fund.

Sec. 2.32               USERRA.  “USERRA” is defined in Sec. 11.11.

Sec. 2.33               Valuation Date. “Valuation Date” means the date on which the Trust Fund and Accounts are valued as provided in Article VI. Effective November 1, 1999, each business day of the Plan Year is a Valuation Date. Previously, the last day of each month was a Valuation Date.

ARTICLE III

SERVICE PROVISIONS

A.            Service Provisions Relating to Eligibility to Enter the Plan

Sec. 3.1                  Eligibility Computation Period. An employee’s first Eligibility Computation Period is the 12-consecutive-month period beginning on his or her Employment Commencement Date. His or her second Eligibility Computation Period is the Plan Year commencing in said 12-consecutive-month period. Each subsequent Plan Year prior to the end of the Plan Year in which the employee has a 1-Year Break In Service is an Eligibility Computation Period. If subsequent to a 1-Year Break In Service he or she had another Employment Commencement Date, Eligibility Computation Periods for the period beginning on such date shall be computed as though such date were the individual’s first Employment Commencement Date.

Sec. 3.2                  Year of Eligibility Service. A “Year of Eligibility Service” means an Eligibility Computation Period in which an employee completes 1000 or more Hours of Service. If an employee has a Termination of Employment and is later rehired by a Participating Employer or Affiliate, Years of Eligibility Service prior to said Termination of Employment shall not be disregarded by reason of said Termination of Employment.

Sec. 3.3                  1-Year Break In Service. “1-Year Break In Service” means a Plan Year in which (i) the employee has no Hours of Service and (ii) an employer-employee relationship with a Participating Employer, Affiliate, or Predecessor Employer is not in effect at any time. The 1-Year Break In Service shall be recognized as such on the last day of such Plan Year.

(a)           For purposes of determining whether a 1-Year Break In Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined 8 Hours of Service per day of such absence; provided, however, that the total number of Hours of Service recognized under this subsection shall not exceed 501 hours. The Hours of Service credited under this subsection shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a 1-Year Break In Service in that Plan Year or, in all other cases, in the following Plan Year.

(b)           For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

B.            Service Provisions Relating to Vesting

Sec. 3.4                  Period of Continuous Service. A “Period of Continuous Service” is the period beginning on an employee’s Employment Commencement Date and ending on the day before the day on which the employee begins a Recognized Break In Service. The duration of a Period of Continuous Service is measured in years and days.

Sec. 3.5                  Aggregate Continuous Service. An employee’s “Aggregate Continuous Service” is equal to the aggregate duration of his or her Periods of Continuous Service. However, except as provided in any Appendix to the Plan, service with an employer prior to the date it became an Affiliate shall be disregarded for purposes of determining Aggregate Continuous Service.

Sec. 3.6                  Recognized Break In Service. A “Recognized Break In Service” is a period of at least a 12 consecutive month duration which begins on the day on which an individual’s Termination of Employment occurs. A Recognized Break In Service ends, if ever, on the day on which the individual again performs an Hour of Service for a Participating Employer, an Affiliate or a Predecessor Employer. However, if an individual is absent from work for maternity or paternity reasons, the 12-month period beginning with the first day of such absence shall not be included in a Recognized Break In Service. Whether an absence from work is for maternity or paternity reasons will be determined under Sec. 3.3(b).

ARTICLE IV

PLAN PARTICIPATION

Sec. 4.1                  Eligibility. Each person shall become a Participant in the Plan on the earliest date he or she meets all of the following requirements:

(a)           He or she is a Qualified Employee.

(b)           He or she has attained age 18.

(c)           For employees who are classified by their Participating Employer as temporary employees, he or she has completed a Year of Eligibility Service. The preceding sentence does not apply to employees who are not temporary employees.

If a former Participant is reemployed, he or she shall again become a Participant on the date he or she resumes service as a Qualified Employee.

Sec. 4.2                  Duration of Participation. A Participant shall continue to be such whether or not contributions are made in his or her behalf under Article V until the later of (i) his or her Termination of Employment or (ii) the date all benefits, if any, to which he or she is entitled hereunder have been distributed from the Trust Fund.

Sec. 4.3                  No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with the employee’s Participating Employer. Such participation shall in no way interfere with any rights the Participating Employer would have in the absence of such participation to determine the duration of the employee’s employment with the Participating Employer.

ARTICLE V

DEPOSITS AND CONTRIBUTIONS

A.            Participant Deposits

Sec. 5.1                  Before Tax Deposits. “Before Tax Deposits” are amounts contributed by a Participating Employer pursuant to Code § 401(k), subject to the following:

(a)           On and after January 1, 2005, when an individual qualifies as a Participant under Sec. 4.1, he or she shall automatically be enrolled in Before Tax Deposits equal to 3% of the Participant’s Certified Savings. Such a Participant may modify said contribution rate as provided in subsection (c).

(b)           On January 1, 2006, each Participant whose most recent rate of Before Tax Deposits was less than 3% shall automatically be enrolled in Before Tax Deposits equal to 3% of the Participant’s Certified Earnings. Such a Participant may modify said rate as provided in subsection (c).

(c)           A Participant may at any time modify his or her rate of Before Tax Deposits, discontinue making such deposits, or resume making such deposits. If a Participant elects to make Before Tax Deposits, the deposit rate must be a whole percentage at least 1%.

(d)           A Participant’s current compensation shall be reduced by the amount of his or her Before Tax Deposits.

(e)           A Participant’s aggregate Before and After Tax Deposits (not including any “catch-up” Before Tax Deposits under Sec. 5.9(b)) may not exceed 50% of Certified Earnings. The Company may in its sole discretion establish a lower limit on Before and After Tax Deposits for Highly Compensated Employees. The Company is free to adjust said limit from time to time. Subject to the applicable minimum, the Participant may choose which percentage will be before tax and which will be after tax.

Sec. 5.2                  After Tax Deposits.   “After Tax Deposits” are amounts contributed by a Participant through payroll deduction on or after tax basis (not under Code § 401(k)). After Tax Deposits are not matched by employer Matching Contributions. A Participant may at any time begin making After Tax Deposits, change the rate of such Deposits, discontinue such Deposits, or resume making them. If a Participant elects to make After Tax Deposits, the deposit rate must be a whole percentage of Certified Earnings at least 1%. After Tax Deposits are subject to the limit in Sec. 5.1(e).

Sec. 5.3                  Date By Which Deposits Must Be Forwarded to Trustee.  The Participating Employers shall forward Before Tax Deposits and After Tax Deposits to the Trustee promptly after they are withheld from Participant paychecks, and in any event no later than the fifteenth business day after the end of the month the Deposits are withheld.

Sec. 5.4                  Rollover Deposits  With the consent of the Company, which shall be granted in its sole discretion and only if it determines the amount to be transferred constitutes a Rollover Deposit, a Participant may transfer to the Trust Fund an amount that constitutes a Rollover Deposit. (“Rollover Deposit” means an amount from another qualified plan or from a Code § 403(b) tax-sheltered annuity or from a Code § 457(b) eligible deferred compensation plan sponsored by a unit of state or local government. However, this Plan will not accept Rollover Deposits from individual retirement accounts.)  A Rollover Account shall be established for each Participant who makes a Rollover Deposit. In no event will any hardship distributions (consisting of amounts deferred from taxation under Code § 401(k) or otherwise) or after-tax distributions be accepted.

B.            Employer Contributions

Sec. 5.5                  Matching Contributions. Matching Contributions shall be determined as follows:

(a)           For each pay period, a Participant’s Participating Employer shall make a Matching Contribution on the Participant’s behalf equal to the sum of the following amounts:

(1)           50% of the Participant’s Before Tax Deposits for that pay period to the extent they do not exceed 2% of the Participant’s Certified Earnings for that pay period.

(2)           25% of the Participant’s Before Tax Deposits for that pay period to the extent they exceed 2% but do not exceed 8% of the Participant’s Certified Earnings for that pay period.

Before Tax Deposits to the extent they exceed 8% of Certified Earnings shall not be matched.

(b)           In the case of any Participant who is an employee of a Participating Employer on the last day of the Plan Year, Matching Contributions as determined under (a) shall be increased to the extent necessary so that aggregate Matching Contributions for the Plan Year (including any Matching Contributions made under (a)) equals the sum of the following amounts:

(1)           50% of the Participant’s Before Tax Deposits to the extent they do not exceed 2% of his Certified Earnings for the Plan Year.

(2)           25% of the Participant’s Before Tax Deposits to the extent they exceed 2% but do not exceed 8% of his Certified Earnings for the Plan Year.

The Participating Employer may pay said additional amount to the Trustee after the close of the Plan Year. Before Tax Deposits referred to in (1) and (2) are the amounts eligible to remain in the Trust Fund after any adjustment required under Part C of this Article V.

(c)           “Catch-up” Before Tax Deposits referred to in Sec. 5.9(b) are eligible for matching on the same basis as all other Before Tax Deposits.

Sec. 5.6                  BIPSP-Retirement Contributions.  Beginning with the 2006 Plan Year, Retirement Contributions shall be made for Eligible Group B Participants pursuant to this section. The program through which such contributions are provided is sometimes referred to as the Bemis Investment Profit Sharing Plan (“BIPSP”). No Retirement Contributions shall be made for Group A Participants.

(a)           A basic Retirement Contribution shall be made for each Eligible Group B Participant in an amount equal to 2% of his or her Adjusted Certified Earnings.

(b)           A supplemental Retirement Contribution (sometimes referred to as a “profit sharing contribution”) may be made for each Eligible Group B Participant in an amount up to 3% of his or her Adjusted Certified Earnings. Whether such a contribution will be made and the amount thereof shall be determined by the Company in its sole discretion.

(c)           To be considered an “Eligible Group B Participant” for a Plan Year and therefore eligible to share in that year’s basic and supplemental Retirement Contributions a Participant must meet all four of the following requirements:

(1)           He or she is a Group B Participant.

(2)           He or she is a Qualified Employee on December 31 of the Plan Year. No Retirement Contribution will be allocated to a Participant for a Plan Year if he or she had a Termination of Employment prior to the end of the Plan Year, or transferred to a position such that he or she was not a Qualified Employee at the end of the Plan Year.

(3)           He or she made Before Tax Deposits equal to at least 3% of Certified Earnings throughout the Plan Year. However, a Participant’s failure to make Before Tax Deposits for any of the following reasons will not cause him or her to fail to meet the requirements of this paragraph, provided he or she makes Before Tax Deposits of at least 3% of Certified Earnings during all other portions of the Plan Year.

(A)          Individual was on unpaid leave of absence.

(B)           Individual has already contributed maximum amount permitted by Sec. 5.9.

(C)           Individual was on military leave.

(D)          Individual was not a Qualified Employee.

(E)           Individual’s Before Tax Deposits were suspended during the six month period following a hardship withdrawal.

(4)           He or she completed at least 1000 Hours of Service during said Plan Year:

(d)           Basic and supplemental Retirement Contributions with respect to a Plan Year shall be made by the Participating Employers after the close of that Plan Year.

(e)           An individual’s “Adjusted Certified Earnings” for purposes of allocating Retirement Contributions means his or her Certified Earnings but disregarding pay during the six month period following a hardship withdrawal under Sec. 9.5.

C.            Limitations on Contributions and Deposits

Sec. 5.7                  Forfeitures Credited Against Employer Contributions. When a Forfeiture occurs by virtue of the provisions of Sec. 5.10(e), Sec. 5.11(g), Sec. 5.12(e), or Sec. 8.2, the amount forfeited shall be applied to reduce the amount the Participating Employers are required to contribute.

Sec. 5.8                  Limitation on Annual Additions. Notwithstanding the other provisions of this Article, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code § 415. For purposes of the preceding sentence:

(a)           The Annual Addition to a Participant’s Accounts in any Plan Year shall not exceed the lesser of:

(1)           The limit under Code § 415(c)(1)(A), which is $44,000 for 2006 and is subject to a cost of living adjustment pursuant to Code § 415(d) for Plan Years after 2006.

(2)           100% of the Participant’s Testing Wages for such Plan Year.

(b)           If a Participant is also a Participant in one or more other defined contribution plans maintained by a Participating Employer or an Affiliate, and if the amount of the employer contributions and forfeitures otherwise allocated to the Participant for a Plan Year must be reduced to comply with the limitations under Code § 415, such allocations under this Plan shall be reduced to the extent necessary to comply with said limitations.

(c)           If for any Plan Year the limitation described in subsection (a) would otherwise be exceeded due to a reasonable error in estimating a Participant’s Certified Earnings or in determining the amount of Before Tax Deposits that may be made under Code § 402(g)(3), the Participant’s After Tax Deposits shall be refunded to the extent necessary to reduce Annual Additions to the level permitted in subsection (a):

(d)           For purposes of this section, “Annual Additions” means the sum of the following amounts allocated to a Participant for a Plan Year under this Plan and all comparable amounts allocated under other defined contribution plans maintained by a Participating Employer or Affiliate:

(1)           Before Tax Deposits, before any reduction under Sec. 5.11, but reduced by any amount distributed under Sec. 5.10. However, catch-up contributions under Sec. 5.9(b) are not Annual Additions.

(2)           Matching Contributions, after any forfeiture under Sec. 5.10(e) or Sec. 5.11(g), and before any reduction under Sec. 5.12.

(3)           Retirement Contributions, before any reduction under Sec. 5.12.

(4)           After Tax Deposits, after any reduction under Sec. 5.12.

(5)           Forfeitures allocated in lieu of employer contributions.

An Annual Addition with respect to a Participant’s Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant’s Accounts under the terms of the Plan as of any date within such Plan Year.

Sec. 5.9                  Limit on Before Tax Deposits. Before Tax Deposits for a Participant for a Plan Year shall not exceed the maximum annual amount permitted for that Plan Year under subsection (a) plus any additional amount permitted by subsections (b):

(a)           Except as provided in subsection (b), a Participant’s Before Tax Deposits for any Plan Year may not exceed the amount determined from the following table:

Year	Maximum Amount
2002	$11,000
2003	$12,000
2004	$13,000
2005	$14,000
2006 and after	$15,000 (adjusted for cost of living after 2006)

(b)           If a Participant is 50 or older on the last day of a Plan Year, and has contributed the full amount permitted under Sec. 5.1 and subsection (a), he or she may make additional “catch-up” Before Tax Deposits not in excess of the amount determined from the following table:

Year	Maximum Amount
2002	$1,000
2003	$2,000
2004	$3,000
2005	$4,000
2006 and after	$5,000 (adjusted for cost of living after 2006)

Sec. 5.10               Return of Excess Deferrals. Notwithstanding any other provisions of the Plan, Excess Deferrals for a calendar year and any income allocable thereto may be distributed at any time after the Excess Deferrals are received but in no case will the Excess Deferrals be distributed later than the following April 15 to Participants who claim such Excess Deferrals, subject to the following:

(a)           For purposes of this section, “Excess Deferrals” means the amount of Before Tax Deposits for a calendar year that the Participant claims pursuant to the procedure in subsection (b) because the total amount deferred for the calendar year under this Plan and any other plan exceeds the limit under Code § 402(g).

(b)           The Participant’s written claim, specifying the Participant’s Excess Deferral for the preceding calendar year, shall be submitted to the Company no later than March 1. The claim shall include the Participant’s written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code § 401(k), 403(b), or 408(k), exceed the limit imposed on the Participant by Code § 402(g) for the year in which the deferral occurred.

(c)           Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto. The amount of income or loss shall be the pro-rata portion of the income or loss for the year for which the contributions were made and the year of distribution which is determined by the Trustee to fairly reflect the portion of the Plan’s aggregate income or loss for said years properly attributable to the Excess Deferrals.

(d)           The amount of Excess Deferrals and income allocable thereto which would otherwise be distributed pursuant to this section shall be reduced, in accordance with regulations, by the amount of excess Before Tax Deposits and income allocable thereto previously distributed to the Participant pursuant to Sec. 5.11.

(e)           No Matching Contributions will be provided with respect to Excess Deferrals. Any Matching Contributions made with respect to Before Tax Deposits which are later determined to be Excess Deferrals shall be forfeited and applied as provided in Sec. 5.7. The amount forfeited shall be adjusted for income or losses attributable thereto, determined as provided in Sec. 5.11(f).

Sec. 5.11               Adjustment of Employer Contributions If Required by Code § 401(k) . If necessary to satisfy the requirements of Code § 401(k), Before Tax Deposits shall be adjusted as follows:

(a)           If the requirements of either paragraph (1) or (2) are satisfied with respect to a Plan Year, then no further action is needed under this section:

(1)           The average deferral percentage of Highly Compensated Employees for the current Plan Year is not more than 1.25 times the average deferral percentage of non-Highly Compensated Employees for the immediately preceding Plan Year.

(2)           The excess of the average deferral percentage of Highly Compensated Employees for the current Plan Year over the average deferral percentage of non-Highly Compensated Employees for the immediately preceding Plan Year is not more than two percentage points, and the average deferral percentage of Highly Compensated Employees for the current Plan Year is not more than 2 times the average deferral percentage of non-Highly Compensated Employees for the immediately preceding Plan Year.

(b)           The Company may elect to apply subsection (a) by using the average deferral percentage of non-Highly Compensated Employees for the current Plan Year (rather than the preceding Plan Year). Any such election shall be made in accordance with procedures prescribed by the Internal Revenue Service and will be irrevocable except in accordance with those procedures.

(c)           Average deferral percentages will be determined as follows:

(1)           A Participant’s deferral percentage for a Plan Year is his Before Tax Deposits for said Plan Year (including any Excess Deferrals distributed under Sec. 5.10 but excluding any catch-up Before Tax Deposits made pursuant to Sec. 5.9(b)), divided by his or her Testing Wages for said Plan Year.

(2)           The average deferral percentage for Highly Compensated Employees or non-Highly Compensated Employees for a Plan Year is the average of the individual percentages for all such employees who were eligible to make Before Tax Deposits during that Plan Year.

(3)           The average deferral percentage for non-Highly Compensated Employees for the preceding Plan Year will take into account all individuals who were eligible to make Before Tax Deposits and were non-Highly Compensated Employees during the preceding Plan Year, regardless of whether the individual is eligible to make Before Tax Deposit and/or is a non-Highly Compensated Employee for the current Plan Year.

(4)           The individual and average deferral percentages shall be calculated to the nearest one-hundredth of one percent.

(d)           If neither of the requirements of subsection (a) is satisfied, then the Before Tax Deposits with respect to Highly Compensated Employees shall be reduced as follows:

(1)           Determine excess amount with respect to each Highly Compensated Employee. The Company will determine the maximum individual deferral percentage which could be allowed and still satisfy (a)(1) or (a)(2). For each Highly Compensated Employee whose actual deferral percentage was higher than the maximum individual percentage, the Company will determine the amount of excess Before Tax Deposits (i.e. the amount by which the individual’s actual Before Tax Deposits exceeds what the individual’s Before Tax Deposits would have been if he or she had contributed the maximum permitted deferral percentage).

(2)           Add up excess amount for all Highly Compensated Employees. Rather than distributing the amounts determined in (1) to the individuals whose Before Tax Deposits exceeded the maximum permitted deferral percentage, these amounts will be added together to determine an aggregate amount of excess deferrals.

(3)           Reduce Before Tax Deposits. Reduce Before Tax Deposits of the Highly Compensated Employee who contributed the highest dollar amount by the amount required to cause Before Tax Deposits to equal the amount contributed by the Highly Compensated Employee with the next highest dollar amount. Continue making such reductions until the aggregate amount of reductions equals the total determined in (2).

(e)           At any time during the Plan Year, the Company may make an estimate of the amount of Before Tax Deposits by Highly Compensated Employees that will be permitted under this section for the year and may limit the Before Tax Deposits for such Employees to the extent the Company determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection (a).

(f)            The amount by which Before Tax Deposits with respect to Highly Compensated Employees are reduced pursuant to subsection (e) shall be applied as follows:

(1)           Such reductions for Highly Compensated Employees who were age 50 or older by the last day of the Plan Year for which the contribution was made will be recharacterized as catch-up contributions, but only to the extent that the recharacterized amount, when added to any other catch-up contributions previously made by the Participant, do not exceed the applicable limit under Sec. 5.9(b).

(2)           Any remaining reduction amount for employees age 50 or older, and the full reduction amount for employees younger than age 50 (in either case adjusted for income or losses allocable thereto) shall be distributed to Participants on whose behalf such excess contributions were made no later than December 31 of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by March 15 of the following Plan Year to avoid the imposition on the Company of an excise tax under Code § 4979. Income or losses allocable to contributions which are being distributed shall be the pro-rata portion of the income or loss for the year for which the contributions were made and the year of distribution which is determined by the Trustee to fairly reflect the portion of the Plan’s aggregate income or loss for said years properly attributable to such contributions  The amount which would otherwise be distributed pursuant to this subsection shall be reduced by the amount previously distributed to the Participant pursuant to Sec. 5.10 for the same Plan Year.

(g)           No Matching Contributions will be provided with respect to excess Before Tax Deposits that are distributed pursuant to paragraph (2) of subsection (f). However,

excess Before Tax Deposits which are recharacterized as catch-up deposits will remain eligible for matching. Any Matching Contributions made with respect to Before Tax Deposits which are distributed because they exceed the limitations under this section shall be forfeited and applied as provided in Sec. 5.7. The amount forfeited shall be adjusted for income or losses attributable thereto, determined as provided in subsection (f).

Sec. 5.12               Adjustment of Matching Contributions, After Tax Deposits, and Retirement Contributions Required by Code § 401(m). If necessary to satisfy the requirements of Code § 401(m), Matching Contributions, Retirement Contributions, and After Tax Deposits shall be adjusted as follows:

(a)           If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

(1)           The average contribution percentage of Highly Compensated Employees for the current Plan Year is not more than 1.25 times the average contribution percentage of non-Highly Compensated Employees for the immediately preceding Plan Year.

(2)           The excess of the average contribution percentage of Highly Compensated Employees for the current Plan Year over the average contribution percentage of non-Highly Compensated Employees for the immediately preceding Plan Year is not more than two percentage points, and the average contribution percentage of Highly Compensated Employees for the current Plan Year is not more than 2 times the average contribution percentage of non-Highly Compensated Employees for the immediately preceding Plan Year.

(b)           The Company may elect to apply subsection (a) by using the average contribution percentage of non-Highly Compensated Employees for the current Plan Year (rather than the preceding Plan Year). Any such election shall be made in accordance with procedures prescribed by the Internal Revenue Service and will be irrevocable except in accordance with those procedures.

(c)           Average contribution percentages will be determined as follows:

(1)           A Participant’s contribution percentage for a Plan Year is the amount in (A) divided by the amount in (B):

(A)          The Participant’s Matching Contributions, Retirement Contributions, and After-Tax Deposits for that Plan Year, reduced by any Matching Contributions forfeited under Sec. 5.10(e) or Sec. 5.11(g).

(B)           The Participant’s Testing Wages for said Plan Year.

(2)           The average contribution percentage for Highly Compensated Employees or non-Highly Compensated Employees for a Plan Year is the average of the individual percentages for all such employees who were eligible to make Before Tax Deposits during that Plan Year.

(3)           The average contribution percentage for non-Highly Compensated Employees for the preceding Plan Year will take into account all individuals who were eligible to make Before Tax Deposits and were non-Highly Compensated Employees during the preceding Plan Year, regardless of whether the individual is eligible to make  Before Tax Deposits and/or is a non-Highly Compensated Employee for the current Plan Year.

(4)           The individual and average contribution percentages shall be calculated to the nearest one-hundredth of one percent.

(d)           If neither of the requirements of subsection (a) is satisfied, then Matching Contributions, Retirement Contributions, and After Tax Deposits with respect to Highly Compensated Employees shall be reduced as follows:

(1)           Determine excess amount with respect to each Highly Compensated Employee. The Company will determine the maximum individual contribution percentage which could be allowed and still satisfy (a)(1) or (a)(2). For each Highly Compensated Employee whose actual contribution percentage was higher than the maximum individual percentage, the Company will determine the amount of excess contributions (i.e. the amount by which the individual’s actual After Tax Deposits, Retirement Contributions, and Matching Contributions exceeds what they would have been if limited to the maximum permitted contribution percentage).

(2)           Add up excess amount for Highly Compensated Employees. Rather than distribute amounts determined in (1) to the individuals whose After Tax Deposits, Retirement Contributions, and Matching Contributions exceeded the maximum permitted contribution percentage, these amounts will be added together to determine an aggregate amount of excess contributions.

(3)           Distribute Excess Contributions. Reduce After Tax Deposits, Retirement Contributions, and Matching Contributions of the Highly Compensated Employee who received the highest dollar amount to the amount contributed for the Highly Compensated Employee with the next highest dollar amount. Continue making such reductions until the aggregate amount of reductions equals the total determined in (2). To the extent possible, the reduction shall be accomplished by reducing After Tax Deposits, and then by reducing Matching Contributions.

(e)           Amounts by which a Participant’s After Tax Deposits, Matching Contributions, and Retirement Contributions are reduced pursuant to (d) shall be adjusted for income or loss as provided in Sec. 5.11(f) and applied as follows:

(1)           Any excess After Tax Deposits and the vested portion of any excess Matching Contributions and Retirement Contributions will be distributed to the Participant. For this purpose, the vested percentage will be the percent that would have been vested if the Participant’s Termination of Employment had occurred on December 31 of the Plan Year for which the excess amounts were contributed.

(2)           The non-vested portion of the excess Matching Contributions and Retirement Contributions shall be forfeited and applied as provided in Sec. 5.7.

(f)            Reductions, distributions, and Forfeitures required by this section for any Plan Year shall occur no later than December 31 of the following Plan Year. Furthermore, the Company shall attempt to complete such adjustments by March 15 of the following Plan Year to avoid imposition on the Company of an excise tax under Code § 4979.

(g)           At any time during the Plan Year, the Company may estimate of the amount of Matching Contributions and After Tax Deposits for Highly Compensated Employees that will be permitted under this section and may reduce Matching Contributions and After Tax Deposits for Highly Compensated Employees to the extent the Company determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection (a).

ARTICLE VI

INVESTMENT FUNDS AND ACCOUNTS

Sec. 6.1                  Accounts for Participants. The following Accounts may be established under the Plan for a Participant:

(a)           A Before Tax Deposit Account, to which Before Tax Deposits shall be credited.

(b)           A Matching Contribution Account, to which Matching Contributions shall be credited.

(c)           A Retirement Account, to which Retirement Contributions for Group B Participants shall be credited.

(d)           An After Tax Deposit Account, to which After Tax Deposits shall be credited.

(e)           A Basic Contribution Account, to which Basic Contributions were credited in the past.

(f)            A Rollover Account, to which Rollover Deposits shall be credited.

Multiple such Accounts may be established for a Participant if deemed advisable by the Company.

Sec. 6.2                  Valuation of Accounts. As of each Valuation Date, each Account shall be adjusted to reflect the effect of investment gains or losses, income, contributions, distributions, forfeitures, transfers, loans and all other transactions with respect to that Account since the next preceding Valuation Date.

Sec. 6.3                  Investment of Accounts. Accounts shall be invested as follows:

(a)           Matching Contribution Accounts shall be invested in the Bemis Stock Fund. The Bemis Stock Fund shall be invested primarily in shares of Bemis Stock, but the Trustee may maintain a portion in cash, cash equivalents, or other investments. At any time after completing three years of Aggregate Continuous Service, a Participant may elect that all or any part of his or her Matching Contribution Account or future Matching Contributions be invested in other Investment Funds. A Participant may make multiple such elections. Such amounts will then be subject to the investment provisions in subsection (b), and may not be transferred back to the Bemis Stock Fund.

(b)           The Company shall determine the Investment Funds which shall be available for investment of Before Tax Deposit Accounts, After Tax Deposit Accounts, Retirement Accounts, Basic Contribution Accounts, Rollover Accounts, and any amounts transferred out of the Bemis Stock Fund pursuant to subsection (a). The Company may add or delete Investment Funds from time to time. Participants may direct how these Accounts will be allocated among the Investment Funds.

(c)           All investment directions shall be in accordance with such rules and regulations as the Company, Trustee, or recordkeeper may establish from time to time for this purpose. Each investment election shall be in effect until a new investment election is made by the Participant. If a Participant fails to provide directions as to the investment of said Accounts, the Company may designate an investment vehicle to be used.

Sec. 6.4                  Transfers From Other Plans. If a person who was formerly a participant in another qualified defined contribution plan sponsored by a Participating Employer transfers to a position as a Qualified Employee under this Plan, the Company may but is not required to arrange for transfer of his or her accounts under the other plan to the Trust Fund for this Plan. Amounts transferred from an account under another such plan will be credited to the comparable Account under this Plan (as determined by the Company in its sole discretion) and thereafter will be subject to the provisions of this Plan with regard to the successor Account.

ARTICLE VII

DESIGNATION OF BENEFICIARY

Sec. 7.1                  Persons Eligible to Designate. Any Participant may designate a Beneficiary to receive any amount payable from the Trust Fund as a result of the Participant’s death. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

Sec. 7.2                  Form and Method of Designation. Any designation or a revocation of a prior designation of Beneficiary shall be in writing on such form as the Company may prescribe and shall be filed with the Company. The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Sec. 7.3 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

Sec. 7.3                  No Effective Designation. If there is not on file with the Company an effective designation of Beneficiary by a deceased Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)           The Participant’s spouse.

(b)           The Participant’s children, except that if any children predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living.

(c)           The Participant’s parents.

(d)           The Participant’s brothers and sisters.

(e)           The Participant’s personal representative (executor or administrator).

Determination of the identity of the Beneficiary in each case shall be made by the Company.

Sec. 7.4                  Beneficiary May Not Designate. No Beneficiary may designate a successor Beneficiary. If a Beneficiary of a deceased Participant dies before receiving all benefits to which the Beneficiary is entitled, the remaining benefits shall be paid to the personal representative (executor or administrator) of the deceased Beneficiary. However, an alternate payee under a Qualified Domestic Relations Order may designate a Beneficiary to receive benefits in the event of the alternate payee’s death.

Sec. 7.5                                                     Special Requirements for Married Participants. Notwithstanding the provisions of Sec. 7.1, if a Participant is married at the time of the Participant’s death, the Participant’s Beneficiary shall be his or her spouse unless the spouse has consented in writing to the designation of a different Beneficiary, the spouse’s consent acknowledges the effect of such designation, and the spouse’s consent is witnessed by a representative of the Plan or a notary public. The previous sentence shall not apply if it is established to the satisfaction of the Company that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations. Any consent of a spouse under this section shall be irrevocable.

ARTICLE VIII

BENEFIT REQUIREMENTS

Sec. 8.1                                                     Benefits on Retirement or Disability. If a Participant’s Termination of Employment is due to Normal Retirement or Disability Retirement, the Participant shall receive the value of his or her Accounts. The benefits shall be paid at the times and in the manner determined under Article IX.

Sec. 8.2                                                     Other Termination of Employment. If a Participant’s Termination of Employment occurs (for any reason other than his death) under circumstances such that he or she is not entitled to a benefit under Sec. 8.1, he or she shall be entitled to a benefit equal to the vested percentage of the value of his or her Matching Contribution Account, Retirement Account, and Basic Contribution Account and the total value of his or her other Accounts, subject to the following:

(a)                                  If a Participant’s Termination of Employment occurs on or after January 1, 2002, the vested percentage shall depend on the number of his or her Years of Aggregate Continuous Service at the time of the Termination of Employment, as follows:

Vesting Schedule

Years of Aggregate
Continuous Service	Vested Percentage

Less than 3 years	0%

3 years or more	100%

(b)                                 That part of a Matching Contribution Account, Retirement Account, or Basic Contribution Account which is not vested shall be forfeited as soon as administratively practicable after a Participant’s Termination of Employment and applied as a credit against employer contributions thereafter falling due as provided in Sec. 5.7. Amounts so forfeited are referred to herein as “Forfeitures”.

(c)                                  If a Participant whose Account was forfeited under subsection (b) is subsequently reemployed and completes a Year of Aggregate Continuous Service before incurring a Recognized Break In Service of at least 60 months duration, on or about the last Valuation Date of the Plan Year in which he or she completes such Year of Aggregate Continuous Service, a Matching Contribution Account, Retirement Account, and Basic Contribution Account shall be reinstated, to which he or she shall be entitled if and to the extent vested in accordance with the provisions of this Article upon subsequent Termination of Employment. The initial value of such Matching Contribution Account, Retirement Account, or Basic Contribution Account as of such Valuation Date shall be equal to the amount forfeited under subsection (b).

(d)                                 The amount required to reinstate an Account pursuant to subsection (c) as of the last day of a Plan Year shall be provided from the following sources in the priority indicated:

(1)                                  Amounts forfeited under subsection (b) for the Plan Year.

(2)                                  Employer contributions.

(e)                                  The benefit under this section shall be paid at the times and in the manner determined under Article IX.

Sec. 8.3                                                     Death. If a Participant’s Termination of Employment is the result of his or her death, the Participant’s Beneficiary shall be entitled to a benefit equal to the value of the sum of the Participant’s Accounts. If a Participant’s death occurs after Termination of Employment, the Participant’s Beneficiary shall be entitled to such benefit as the Participant would have been entitled thereafter from the Trust Fund had the Participant lived. Benefits to which Beneficiaries become entitled under this section shall be paid at the times and in the manner determined under Article IX.

ARTICLE IX

DISTRIBUTION OF BENEFITS

Sec. 9.1                                                     Time and Method of Payment. Except as provided in Sec. 9.2, the benefit to which a Participant or Beneficiary may become entitled under Article VIII shall be distributed in a single sum or in installments at such time and according to such method as he or she elects, subject to the following:

(a)                                  Distributions to which a Participant is entitled may begin at any time after his or her Termination of Employment, but must begin not later than his required beginning date, subject to the following:

(1)                                  Distribution may be made in (i) a single sum, or (ii) annual or more frequent installments (or a combination thereof) as elected by the Participant.

(2)                                  Pursuant to Code § 401(a)(14), a Participant has the right to receive distributions from the Plan at age 65 (or at Termination of Employment, if later). Such distributions will be made upon receipt of proper instructions from the Participant.

(3)                                  A Participant’s “required beginning date” is April 1 of the Plan Year following the later of (i) the Plan Year in which the Participant attains age 70½, or (ii) the Plan Year in which the Participant’s Termination of Employment occurs. However, if the Participant is a 5% owner, as described in Code § 416, the required beginning date is April 1 following the Plan Year he or she reaches age 70½, regardless of whether he or she has had a Termination of Employment.

(b)                                 For distributions made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution and incidental death benefit requirements of Code § 401(a)(9) in accordance with Treas. Reg. §1.401(a)(9)-1 through 1.401(a)(9)-9. These requirements will override any distribution options in the Plan that are inconsistent with § 401(a)(9). (Distributions during 2002 were determined under Code § 401(a)(9) regulations proposed on January 17, 2002.)

(c)                                  The amount distributed to a Participant for the calendar year preceding his or her required beginning date and for each subsequent calendar year shall not be less than the amount required by Treas. Reg. 1.401(a)(9)-5. The distribution for the calendar year preceding the individual’s required beginning date must be paid not later than the required beginning date. The distribution for each subsequent year must be paid not later than December 31st of that year.

(d)                                 If the Participant dies after his or her required beginning date and after beginning to receive payments in installments, the remaining payments shall be made to the Beneficiary in annual amounts at least equal to the minimum amount required by Treas. Reg. 1.401(a)(9)-5.

(e)                                  If the Participant dies before his or her required beginning date, the Participant’s Accounts shall be distributed to the Beneficiary not later than December 31 of the year containing the fifth anniversary of the Participant’s death, subject to the following:

(1)                                  Distributions to a Beneficiary may extend beyond five years from the death of the Participant if they are in the form of installment payments over a period not exceeding the Beneficiary’s life expectancy, provided such payments begin not later than December 31 of the year following the year in which the Participant’s death occurred.

(2)                                  If a Beneficiary is the surviving spouse of the Participant, payments to that surviving spouse pursuant to paragraph (1) need not commence until December 31 of the year in which the Participant would have reached age 70½.

(f)                                    If a Beneficiary of a deceased Participant dies before receiving all benefits to which the Beneficiary is entitled under the Plan, any remaining amount shall be paid to the personal representative (executor or administrator) of the deceased Beneficiary promptly after the Beneficiary’s death.

(g)                                 If more than one Beneficiary is entitled to benefits following the Participant’s death, the interest of each Beneficiary shall be segregated into a separate Account for purposes of applying this section.

(h)                                 If distributions are made in installments, the amount to be distributed each calendar year, beginning with the first calendar year for which payments are required pursuant to Code § 401(a)(9), must be at least equal to the quotient obtained by dividing the entire interest of the individual on the most recent Valuation Date preceding the calendar year (adjusted as may be required by Treasury regulations) by the applicable distribution period determined under Treas. Reg. 1.401(a)(9)-5.

(i)                                     Distributions shall be made in accordance with the requirements of Code § 401(a)(9), including the incidental death benefit requirements of Code § 401(a)(9)(G) and the regulations thereunder. No distribution option otherwise permitted under this Plan will be available to a Participant or Beneficiary if such distribution option does not meet the requirements of Code § 401(a)(9), including paragraph (G) thereof.

Sec. 9.2                                                     Accounts Totaling $5,000 or Less. If the total value of the Accounts of a Participant (or a Beneficiary following the Participant’s death) is $5,000 or less prior to the time distributions are to commence, a single-sum distribution shall be made to the Participant (or Beneficiary) as soon as administratively feasible following the Participant’s Termination of Employment or death. Certain distributions pursuant to this section are subject to automatic rollover pursuant to Sec. 9.14(f).

Sec. 9.3                                                     Form of Distribution. Single sum distributions from Matching Contribution Accounts and Retirement Accounts shall be distributed in shares of Company Stock or in cash, as elected by the recipient. If a Participant so elects, any portion of his or her Matching Contribution Account that was transferred from the Bemis Stock Fund to other investment funds will be reinvested in shares of Bemis Stock immediately prior to distribution, and the shares distributed in kind as part of the single sum distribution. Installment distributions from Matching Contribution Accounts and Retirement Accounts shall be made in cash. All distributions from other Accounts shall be made in cash.

Sec. 9.4                                                     Dividend Withdrawals. A Participant who has completed three or more years of Aggregate Continuous Service may elect each Plan Year to withdraw dividends on Bemis Stock held in his or her Matching Contribution Account. Such withdrawals are subject to the following:

(a)                                  Elections shall be made annually during an election period designated by the Company, and will remain in effect until modified in a subsequent election period.

(b)                                 If a Participant elects such withdrawals, the dividends will be distributed on (or shortly after) the dividend payment date. Such distributions may be made by the Trustee or directly by the Company.

(c)                                  If a Participant elects not to withdraw dividends (or does not make any election), dividends will remain in the Trust Fund where they will be reinvested in the Bemis Stock Fund.

(d)                                 Such elections may also be made by Participants who are former employees and Beneficiaries of deceased Participants.

Sec. 9.5                                                     Withdrawals. A Participant may request a cash withdrawal prior to his or her Termination of Employment in accordance with the following:

(a)                                  A Participant may at any time withdraw all or any part of his or her After-Tax Deposit Account or Rollover Account. A Participant may not make more than one such withdrawal in any one Plan Year. Hardship withdrawals under subsection (b) shall not be permitted unless the Participant has previously withdrawn or concurrently withdraws the entire amount held in his or her After-Tax Deposit Account and Rollover Account.

(b)                                 A withdrawal may be made from his or her Before-Tax Deposit Account only to meet a financial hardship.

(1)                                  A hardship withdrawal will be permitted to the extent that the Company deems (from the hardship withdrawal request information) that both of the following requirements are met:

(A)                              The distribution must be made on account of one of the following reasons:

(i)                                     Medical expenses described in Code § 213(d) incurred or to be incurred by the Participant, the Participant’s spouse, or any dependents of the Participant, as defined in Code § 152.

(ii)                                  Purchase (excluding mortgage payments) of the principal residence of the Participant.

(iii)                               Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, or for his or her spouse, children or dependents.

(iv)                              The need to prevent eviction of the Participant from his or her principal residence or mortgage foreclosure on such residence.

(v)                                 Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependents (as defined in Code § 152 but without regard to Code § 152(d)(1)(B)).

(vi)                              Expenses for the repair of damage to the Participant’s primary residence that would qualify for the casualty deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(B)                                All of the following requirements must be satisfied:

(i)                                     The amount of the distribution cannot exceed the amount of the immediate and heavy financial need of the Participant, including any amount required to cover taxes the Participant can reasonably be expected to incur in connection with the distribution. The Plan recordkeeper may reasonably rely on the Participant’s representation as to that amount.

(ii)                                  The Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company or any Affiliate.

(iii)                               The Participant’s Before-Tax Deposits and After-Tax Deposits under the Plan and all elective contributions and employee contributions under all other qualified and non-qualified plans of deferred compensation maintained by the Company or any Affiliate will be suspended for at least six months after the receipt of the hardship distribution.

(2)                                  Earnings credited to the Participant’s Before-Tax Deposit Account cannot be withdrawn under this subsection.

(c)                                  Requests for withdrawals under this section shall be submitted to the Plan recordkeeper in such form as the Company has authorized for this purpose. Payment of withdrawals under this section shall be made promptly after the Plan recordkeeper has received and reviewed the form for completeness, meaning that upon such review the hardship withdrawal shall be deemed to be authorized and approved by the Company. The Company shall review and resolve any issues that the Plan recordkeeper identifies with respect to any such request.

Sec. 9.6                                                     Loans to Participants. The Company may authorize a loan to a Participant who makes application therefor. Each such loan shall be subject to the following provisions:

(a)                                  In no event shall the Company authorize a loan to a Participant which, together with the unpaid principal and accrued interest of any other outstanding loan to such Participant, exceeds whichever of the following amounts is least:

(1)                                  50% of the aggregate value of all of the Participant’s Accounts, to the extent vested.

(2)                                  The value of the Participant’s Before Tax Deposit Account and Rollover Account.

(3)                                  $50,000, reduced by the excess, if any, of (i) the highest outstanding loan balance during the year ending the day before the loan is made over (ii) the outstanding loan balance on the date the loan is made.

(b)                                 No loan may be for an amount less than $1,000. If the amount available for a loan is limited under subsection (a) to an amount less than $1,000, then no loan may be made.

(c)                                  A Participant may not have more than two loans outstanding at any point in time.

(d)                                 Each loan to a Participant shall be supported by a promissory note payable to the Trustee. Each such loan shall be adequately secured by the Participant’s Accounts. A loan shall be considered adequately secured if the loan amount does not exceed one-half of the Participant’s vested balance in all Accounts on the date the loan is made.

(e)                                  Each loan shall bear a reasonable rate of interest as determined by the Company.

(f)                                    Each loan shall provide for the payment of accrued interest and principal in substantially equal installments no less frequently than quarterly over a stated term not to exceed five years. All loans shall be repaid through payroll deductions. The Participant shall execute any documents required to authorize payroll deductions.

(g)                                 A Participant may prepay a loan anytime at least six months after the loan is made by paying the Trustee the full remaining principal balance and any accrued interest. Partial prepayments are not permitted. No prepayment may be made during the first six months after a loan was made.

(h)                                 In accordance with the foregoing standards and requirements, loans shall be available to all Participants on a reasonably equivalent basis. All loans shall be governed by such rules and regulations as the Company may adopt, and applications for loans shall be made on such forms as the Company may provide or approve for such purpose.

(i)                                     The Company or Trustee shall cause to be furnished to any individual receiving a loan any information required to be furnished pursuant to the Federal Truth in Lending Act, if applicable, or pursuant to any other applicable law.

(j)                                     Loans to a Participant will come from his or her Before Tax Deposit Account and/or Rollover Account. Interest the Participant pays on the loan will be credited to said Account, and the Account will be reduced to reflect any loss incurred due to the Participant’s failure to repay the loan.

(k)                                  Failure to pay any installment of interest or principal on a loan by the end of the calendar quarter following the calendar quarter in which the payment was due, shall constitute a default on the unpaid balance of the loan. Notwithstanding the foregoing, if a Participant is on an unpaid leave of absence, no default will occur for a period of up to one year (or until the end of the leave of absence, if shorter). This grace period will not extend the original repayment period of the loan, however, and the unpaid loan balance must be reamortized over the remaining portion of the original repayment period following the end of the leave of absence. If a Participant is performing military service for the United States, however, loan repayments shall be suspended as permitted under Code § 414(u)(4) and no reamortization will be required. Events of a default shall also include any other events identified as such in the Participant’s Note. Upon a default, the entire loan balance will be declared to be in default to the extent required by (and in accordance with) applicable Treasury Regulations. In the event of a default on a loan, foreclosure on the Note and application of the Participant’s Account to satisfy the Note will not occur until the earliest date on which the Participant or Participant’s Beneficiary is eligible to receive payment of benefits under Article VIII.

(l)                                     The Company may require that upon a Participant’s Termination of Employment, or at any time thereafter, any outstanding loan will be satisfied by a reduction of his or her Before Tax Deposit Account or Rollover Account. Also, if a benefit is payable Participant, and a loan to that Participant is outstanding, the benefit may be paid in whole or in part by distributing the promissory note relating to said loan. The value of the promissory note shall be deemed to equal the unpaid principal amount on the note. The Company also may require repayment of an outstanding loan at any time after the borrower’s Termination of Employment.

(m)                               No loan may be made to a former employee or to an employee who is not a Qualified Employee.

Sec. 9.7                                                     Accounting Following Termination of Employment. The Participant’s Accounts shall continue to be invested and valued as provided in Article VI until distributed.

Sec. 9.8                                                     Reemployment. Distributions from the Trust Fund shall cease upon reemployment of a Participant in a regular position by a Participating Employer, and shall recommence in accordance with the provisions of this Article upon his or her subsequent Termination of Employment.

Sec. 9.9                                                     Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Trust Fund and only to the extent that the Trust Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein.

Sec. 9.10                                              Incompetent Payee. If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to such person’s guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payments due the person under disability to be made, for such person’s use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability. The Company shall have no liability with respect to payments so made. The Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

Sec. 9.11                                              Benefits May Not Be Assigned or Alienated. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code § 414(p). Notwithstanding any provisions in the Plan to the contrary, an individual who is entitled to payments from the Plan as an “Alternate Payee” pursuant to a Qualified Domestic Relations Order may receive a lump-sum payment from the Plan as soon as administratively feasible, whether or not the Participant is an active employee, after the Company’s determination that the order is a Qualified Domestic Relations Order, unless the order specifically provides for payment to be made at a time later, or in a different form than permitted, under Sec. 9.1. The Company may defer distributions from an account subject to a domestic relations order pending determination that the order is qualified.

Sec. 9.12                                              Payment of Taxes. The Trustee may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Trustee’s opinion it shall be or may be required to pay out of such benefit. The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

Sec. 9.13                                              Conditions Precedent. No person shall be entitled to a benefit hereunder until his or her right thereto has been finally determined by the Company nor until he or she has submitted to the Company or Trustee relevant data and forms they reasonably request, including, but not limited to, proof of birth or death.

Sec. 9.14                                              Rollovers and Transfers to Other Qualified Plans. A distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution equal to or greater than $200 paid directly to another eligible retirement plan specified by the distributee in a direct rollover. The following definitions shall be used in administering the provisions of this Section.

(a)                                  Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; and any distribution to the extent such distribution is required under Code § 401(a)(9).

(b)                                 Eligible retirement plan:  An eligible retirement plan is an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), an annuity plan described in Code § 403(a), a qualified trust described in Code § 401(a), an eligible deferred compensation plan described in Code § 457(b) maintained by a governmental entity such as a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred from this Plan, and a tax sheltered annuity contract described in Code § 403(b) that accepts the distributee’s eligible rollover distribution.

(c)                                  Distributee:  A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p), are distributees with regard to the interest of the spouse or former spouse.

(d)                                 Direct rollover:  A direct rollover is a payment by the Trustee to the eligible retirement plan specified by the distributee.

(e)                                  After-Tax Distributions: Notwithstanding (b), an eligible rollover distribution of After-Tax Deposits can only be made to an individual retirement account or annuity, or to another defined contribution plan qualified under Code § 401(a) or 403(a) which separately accounts for the After-Tax Deposits, in a direct trustee-to-trustee transfer.

(f)                                    Automatic rollovers: On or after March 28, 2005, each lump sum distribution made to a Participant under Sec. 8.2 which is in excess of $1,000 shall be automatically rolled over to an individual retirement account selected by the Company unless the Participant directs that the distribution be paid directly to the distributee or rolled over to another eligible retirement plan. Automatic rollovers are subject to Code § 401(a)(31) and any applicable Treasury Department or Labor Department guidance interpreting the automatic rollover requirements. However, the automatic rollover requirement does not apply to the following types of lump sum distributions:

(a)                                  Death benefits distributed to a surviving spouse or other Beneficiary.

(b)                                 Distributions to a Participant who has attained Normal Retirement Age.

Sec. 9.15                                              Nonterminable ESOP Protections. Because Company Stock is readily tradable on an established market, the put provisions referred to in Code § 409(h) are not applicable to such stock. If such stock ceases to be readily tradable on an established market, said provisions shall become and remain applicable until such time as such stock resumes being readily tradable on an established market.

ARTICLE X

TRUST FUND

Sec. 10.1                                              Composition. All sums of money and all securities and other property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Trust Fund”. The Company may cause the Trust Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan.

Sec. 10.2                                              Trustee. The Trust Fund shall be held and invested by the Trustee. The selection and appointment of the Trustee shall be made by the Company. The Company shall have the right at any time to remove the Trustee and appoint a successor thereto, subject only to the terms of any applicable trust agreement. The Company shall have the right to determine the form and substance of the trust agreement under which the Trust Fund is held, subject only to the requirement that it is not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the Trustee will make investments on direction of a third party.

Sec. 10.3                                              Compensation and Expenses of Trustee. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Trustee shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Trust Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.

Sec. 10.4                                              Investment in Company Stock. Subject to any applicable limitations in Sec. 6.3, all or part of the Fund may be invested in Company Stock. As required by Treas. Reg. 54.4975-11(b), the portion of the Plan which is an employee stock ownership plan (i.e. the portion comprised of Matching Contribution Accounts) shall be invested primarily in Company Stock. The Plan permits Participants who have completed 3 years of Aggregate Continuous Service to diversify their Accounts in the ESOP portion of the Plan into other investments. These diversification provisions are intended to satisfy the diversification requirements of Code § 401(a)(28)(B), but they give Participants more investment flexibility than is required by that Code section. Subject to the foregoing provisions of this section, the Trustee may hold a portion of the Company Stock fund in cash, cash equivalents, or investments other than Company Stock.

Sec. 10.5                                              No Diversion. The Trust Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their Beneficiaries and defraying reasonable expenses of maintaining and administering the Plan. By way of illustration and not by limitation, such expenses may include (i) premiums for the bonding of Plan officials required by ERISA and (ii) reasonable compensation and reimbursement of expenses of the Trust Fund’s, accountants, legal counsel, and other service providers unrelated to the Company or the Participating Employers, relating to the establishment and administration of the Plan and the Trust Fund or keeping the Plan in compliance with legal requirements. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than the exclusive benefit of employees of the Participating Employers or their Beneficiaries. Notwithstanding the foregoing:

(a)                                  If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Trustee shall, upon written request of the Company, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Trustee. However, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer, but shall remain in the Trust Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

(b)                                 Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code § 404. To the extent the deduction is disallowed, the Trustee shall, upon written request of the Company, return such contribution to the Participating Employer within one year after the disallowance of the deduction. However, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer, but shall remain in the Trust Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

In the case of any such return of contribution, the Company shall cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

Sec. 10.6                                              Voting Bemis Stock. Before each meeting of stockholders of the Company, the Company shall cause to be sent to each Participant who has an Account in the Bemis Stock Fund as of a Valuation Date selected by the Company, copies of the proxy materials sent to stockholders of record of the Company. Each such Participant shall have the right to instruct the Trustee confidentially on a form prescribed by the Company as to the method of voting on the propositions submitted to stockholders. Each such Participant shall have a number of votes with respect to his Matching Contribution Account and Retirement Account in the same proportion to the number of full shares of Bemis Stock held in the Bemis Stock Fund as the value of the portion of the Participant’s Matching Contribution Account invested in the Bemis Stock Fund bears to the value of said Fund, all determined as of said Valuation Date. Under no circumstances will the Trustee permit a Participating Employer or a representative thereof to see any confidential voting instructions given by a Participant to the Trustee. The Trustee shall tabulate the instructions, determine the number of votes for and against each proposition, and vote the shares in proportion to the ratio of votes for and against such proposition. The Company may establish a deadline by which individual Participants must give the Trustee such directions. The Company may require verification of the Trustee’s compliance with voting instructions received from Participants by an independent auditor selected by the Company.

Sec. 10.7                                              Tender or Exchange Offers Regarding Bemis Stock. As soon as practicable after the commencement of a tender or exchange offer (an “Offer”) for shares of Bemis Stock, the Company shall use its best efforts to cause each Participant who has an Account invested in the Bemis Stock Fund to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender shares of Bemis Stock, to the extent permitted under the terms of such Offer. The Trustee shall follow the directions of each Participant. The Trustee shall not tender shares for which no instructions are received. In advising Participants of the terms of the Offer, the Company may include statements from the Board setting forth its position with respect to the Offer. The giving of instructions by a

Participant to the Trustee to tender shares and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of such Participant’s interest in the Plan solely by reason of the giving of such instructions and the Trustee’s compliance therewith. The number of shares as to which a Participant may provide instructions shall be in the same proportion to the total number of shares of Bemis Stock in the Bemis Stock Fund as the value of the Participant’s Matching Contribution Account invested in the Bemis Stock Fund (whether or not vested) bears to the total value of said Fund, all determined as of the close of business on the day preceding the date on which the Offer is commenced or such earlier date as shall be designated by the Company as the Company, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender of shares of Bemis Stock shall be held, and any cash so received shall be invested in short-term investments, for the account of the Participant with respect to whom shares were tendered pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.

ARTICLE XI

ADMINISTRATION OF PLAN

Sec. 11.1                                              Administration by Company. Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. In carrying out its Plan responsibilities, the Company shall have discretionary authority to construe the terms of the Plan. Except in cases where the Plan expressly requires action on behalf of the Company to be taken by its board of directors, action on behalf of the Company may be taken by any of the following:

(a)                                  The Board.

(b)                                 The chief executive officer of the Company.

(c)                                  Any person or persons, natural or otherwise, or committee, to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by resolution of the Board, but action of such person or persons, or committee shall be within the scope of said allocation.

(d)                                 Any person or persons, natural or otherwise, or committee, to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by written instrument executed by the chief executive officer of the Company, but action of such person or persons or committee shall be within the scope of said allocation.

Sec. 11.2                                              Certain Fiduciary Provisions. For purposes of the Plan:

(a)                                  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(b)                                 A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c)                                  To the extent permitted by any applicable trust agreement or group annuity contract a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

(d)                                 At any time that the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(e)                                  Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 11.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(f)                                    A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary, each other fiduciary, each person employed pursuant to subsection (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefor from the Trust Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine. However, neither the Company nor any person serving as a fiduciary who already receives full-time pay from any employer or association of employers whose employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

Sec. 11.3                                              Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

Sec. 11.4                                              Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Trustee. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate. Such adjustments shall be final and binding on all persons.

Sec. 11.5                                              Records. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

Sec. 11.6                                              Claims Procedure. The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim. No person claiming a benefit under the Plan may initiate a civil action regarding a claim until all steps under the Company’s claims procedure, including appeals, have been completed.

Sec. 11.7                                              Bonding. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Trust Fund. Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine. The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

Sec. 11.8                                              Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

Sec. 11.9                                              Agent For Legal Process. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

Sec. 11.10                                       Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each member of the governing body, director, officer, and employee (collectively referred to herein as “Indemnitee”) of the Participating Employers against any and all liabilities, losses, costs or expenses (including legal fees) of whatever kind and nature which may be imposed on, reasonable incurred by, or asserted against such person at any time by reason of such person’s services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises. The Participating Employers shall have the right, but not the obligation, to select and control the defense and settlement of any action against the Indemnitee for which the Indemnitee may be entitled to indemnification under this provision.

Sec. 11.11                                       Benefits of Reemployed Veterans.         Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code § 414(u). For this purpose:

(a)                                  As provided by Code § 414(u), “Qualified Military Service” means service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by an individual if he or she is qualified under such chapter to reemployment rights with the Company or an Affiliate following such military service.

(b)                                 “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994 as amended.

(c)                                  If an individual returns to employment with the Company or an Affiliate following a period of Qualified Military Service under circumstances such that he or she has reemployment rights under USERRA, and the individual reports for said reemployment within the time frame required by USERRA, the following provisions shall apply:

(1)                                  The Qualified Military Service shall be recognized as Aggregate Continuous Service, Years of Eligibility Service, and Bemis Elapsed Time to the same extent as it would have been if the employee had remained continuously employed with the Company or an Affiliate rather than going in the military.

(2)                                  If the individual received a distribution of the benefits accrued under the Plan prior to the Qualified Military Service, he or she may repay said amount to the Plan. Any such repayment must be made not later than five years after the individual’s reemployment date.

(3)                                  The individual may make Before Tax Deposits in an amount equivalent to the contributions that would have been permitted if he or she had remained at the Company or an Affiliate during the period of Qualified Military Service. Any such contributions must be made not later than five years after the individual’s reemployment date. If the individual returns to the Company or an Affiliate and has a subsequent Termination of Employment before making part or all of the contributions permitted by this subsection, he or she may make the remaining contributions on an after tax basis.

(4)                                  The Participating Employers will match contributions made under paragraph (3) on the same basis as if the individual had made them during the period while he or she was in the military.

(5)                                  If the individual is a Group B Participant and the period of Qualified Military Service is in 2006 or later, the Participating Employers will make Retirement Contributions on the same basis as if the individual had remained with a Participating Employer rather than going in the military.

(6)                                  Contributions permitted or required by paragraphs (3), (4), and (5) shall be determined on the basis of the Certified Earnings the individual would have received (including reasonable cost of living adjustments) during the period of Qualified Military Service.

(7)                                  If the individual had an outstanding loan from the Plan at the time he or she entered military service:

(A)                              Loan payments are not required during the period of Qualified Military Service.

(B)                                Upon reemployment, loan payments resume at the rate effect before the Qualified Military Service.

(C)                                The loan term is extended, so that it is equal to the original loan term plus the period of Qualified Military Service.

(D)                               If the Participant so requests, the interest rate on the loan will be limited to 6%.

(d)                                 The foregoing provisions are intended to provide the benefits required by USERRA, and are not intended to provide any other benefits. This section shall be construed consistently with said intent.

Sec. 11.12                                       Leased Employees. “Leased Employees” within the meaning of Code § 414(n)(2) and individuals who would meet those requirements but for failure to complete a year of leased service shall be counted as employees for purposes of determining Years of Eligibility Service and Aggregate Continuous Service. Leased Employees may not become Participants or accrue benefits under the Plan. “Leased Employee” means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code § 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to service performed for the recipient employer shall be treated as provided by the recipient employer.

ARTICLE XII

AMENDMENT, TERMINATION, MERGER

Sec. 12.1                                              Amendment. Subject to the non-diversion provisions of Sec. 10.5, the Company, by action of the Board, or by action of a person or persons so authorized by resolution of the Board, may amend the Plan at any time and from time to time. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any Trustee without its written consent. Also, no amendment shall divest a Participant or Beneficiary of Accounts accrued prior to the amendment.

Sec. 12.2                                              Amendment to Vesting Schedule. If an amendment to the Plan changes the vesting schedule of the Plan, each Participant having not less than three years of Aggregate Continuous Service by the end of the election period with respect to such amendment shall be permitted within such election period to elect to have his or her vested percentage computed under the Plan without regard to such amendment. Each such election shall be made in writing by filing with the Company within the election period a form available from the Company for the purpose. The election period shall be a reasonable period determined by the Company commencing not later than the date the amendment is adopted and shall be in conformance with any applicable regulation prescribed by the Secretary of Labor or the Secretary of the Treasury. However, no election need be provided for any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than his vested percentage determined without regard to such amendment.

Sec. 12.3                                              Reorganizations of Participating Employers. In the event two or more Participating Employers are consolidated or merged or in the event a Participating Employer acquires the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

Sec. 12.4                                              Permanent Discontinuance of Contributions. The Company, by action of the Board, may direct the complete discontinuance of all Contributions and Deposits by all Participating Employers and Participants under the Plan. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee shall become a Participant after such discontinuance and (ii) each Participant in the employ of a Participating Employer at the time of such discontinuance shall be 100% vested in his or her Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article IX. This section is not applicable if one Participating Employer discontinues its contributions while one or more other Participating Employers continue contributing.

Sec. 12.5                                              Termination. The Company may terminate the Plan as applicable to all Participating Employers and their employees. After such termination no employee shall become a Participant, and no Contributions or Deposits shall be made. Each Participant in the employ of a Participating Employer at the time of such termination shall be 100% vested in his or her Accounts, and shall be entitled to a benefit equal to the value of those Accounts. Distributions shall be made promptly after the Plan termination. In preparation for said distributions, the Company may arrange for liquidation of the Investment Funds. The Plan and any related trust agreement or group annuity contract shall continue in force for the purpose of making such distributions.

Sec. 12.6                                              Partial Termination. If there is a partial termination of the Plan, by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, each Participant with respect to whom the partial termination applies shall be 100% vested in his or her Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article IX.

Sec. 12.7                                              Merger, Consolidation, or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

Sec. 12.8                                              Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan, or of a complete or partial termination of the Plan, the Company or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies until after the following have occurred:

(a)                                  Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code § 401(a).

(b)                                 Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

ARTICLE XIII

TOP-HEAVY PLAN PROVISIONS

Sec. 13.1                                              Key Employee Defined. “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company or an Affiliate having annual compensation greater than $130,000 (as adjusted under Code § 416(i)(1) for Plan Years beginning after December 31, 2002), a five-percent owner of the Company or an Affiliate, or a one-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code § 415(c)(3). The determination of who is a key employee will be made in accordance with Code § 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Sec. 13.2                                              Determination of Top-Heavy Status. The top-heavy status of the Plan shall be determined according to the following standards and definitions:

(a)                                  The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies:

(1)                                  If this Plan is not part of a required aggregation group and the top-heavy ratio for this Plan exceeds 60 percent.

(2)                                  If this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60 percent.

Notwithstanding paragraphs (1) and (2) above, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

(b)                                 The “top-heavy ratio” shall be determined as follows:

(1)                                  If the ratio is being determined only for this Plan or if the aggregation group includes only defined contribution plans, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date increased by the distributions made with respect to Key Employees under the Plan and any plan aggregated with the Plan under Code § 416(g)(2) during the one-year period ending on the determination date, and the denominator of which is the sum of all account balances increased by the distributions made with respect to all Employees under this Plan and any plan aggregated with the Plan under Code § 416(g)(2) during the one-year period ending on the determination date of all employees; both computed in accordance with Code § 416 and the regulations thereunder. The preceding provisions shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code § 416(g)(2)(A)(i). Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution not actually made as of the determination date but which is required to be taken into account on that date under Code § 416 and the regulations thereunder. In the case of a distribution made for a reason other than separation from service, death or disability, the one-year period referred to above shall be applied by substituting “five-year period” for “one-year period”.

(2)                                  If the ratio is being determined for an aggregation group which includes one or more defined benefit plans, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the defined contribution plan or plans, determined in accordance with paragraph (1), and the present value of accrued benefits under the defined benefit plan or plans for all Key Employees as of the determination date, and the denominator of which is the sum of the account balances under the defined contribution plan or plans for all employees, determined in accordance with paragraph (1), and the present value of accrued benefits under the defined benefit plan or plans for all employees as of the determination date, all determined in accordance with Code § 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio shall be adjusted for any distribution of an accrued benefit made in the one-year period ending on the determination date, subject to the special aggregation rule for terminated plans in (1).

(3)                                  For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date, except as provided in Code § 416 and regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of an employee who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code § 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(c)                                  “Required aggregation group” means (i) each qualified plan of the employer in which at least one Key Employee participates, and (ii) any other qualified plan of the employer that enables a plan described in (i) to meet the requirements of Code § 401(a)(4) and 410.

(d)                                 “Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code § 401(a)(4) and 410.

(e)                                  “Determination date” for any Plan Year means December 31 of the preceding Plan Year.

(f)                                    The “valuation date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(g)                                 For purposes of establishing the “present value” of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

(h)                                 If an individual has not performed any services for the employer at any time during the one-year period ending on the determination date with respect to a Plan Year, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

Sec. 13.3                                              Minimum Contribution Requirement. For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions (including Matching Contributions) allocated to each Qualified Employee who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

(a)                                  The minimum amount shall be the amount equal to that percentage of the Participant’s Testing Wages for the Plan Year which is the smaller of (i) 3 percent, or (ii) the percentage which is the largest percentage of Testing Wages allocated to any Key Employee from employer contributions (including Matching Contributions) and Forfeitures for such Plan Year.

(b)                                 For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into account with respect to Key Employees but not with respect to other employees.

(c)                                  This section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

Sec. 13.4                                              Definition of Employer. For purposes of this Article XIII, the term “employer” means all Participating Employers and any trade or business entity under Common Control with a Participating Employer.

Sec. 13.5                                              Collective Bargaining Unit Exception. Sections 13.3 and 13.4 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

SCHEDULE A

Participating Employers as of January 1, 2006

1.                                       Banner Packaging, Inc., a Wisconsin corporation

2.                                       Bemis Clysar, Inc.

3.                                       Bemis Company, Inc. a Missouri corporation

4.                                       Bemis Longview, Inc., a Texas corporation

5.                                       Bemis Shelbyville, Inc. a Tennessee corporation

6.                                       Curwood, Inc., a Delaware corporation

7.                                       Electronic Printing Products, Inc., an Ohio corporation

8.                                       MACtac Engineered Products, Inc., an Ohio corporation

9.                                       Milprint, Inc., a Wisconsin corporation

10.                                 Morgan Adhesives Company, an Ohio corporation

11.                                 Perfecseal, Inc., a Delaware corporation

APPENDIX A

PROVISIONS APPLICABLE TO EMPLOYEES

AT MILPRINT, INC

Prior to December 31, 1992, Milprint, Inc. (“Milprint”) maintained the Milprint, Inc. Profit Sharing and Savings Plan (the “Milprint Plan”) as a separate plan for the benefit of its eligible employees. Effective as of December 31, 1992, the Milprint Plan was merged with and into the Bemis Investment Incentive Plan (the “Plan”). For vesting purposes under this Plan, each Participant who was a Milprint employee before January 1, 1992 is fully vested in all of his or her Accounts under the Plan without regard to length of service. Any Participant who did not have service as a Milprint employee prior to January 1, 1992 is subject to the normal vesting requirements under Article VIII of the Plan.

APPENDIX B

PROVISIONS APPLICABLE TO EMPLOYEES

OF BANNER PACKAGING, INC

Prior to June 30, 1997, Banner Packaging, Inc. (“Banner”) maintained the Banner Packaging, Inc. Profit Sharing Plan (the “Banner Plan”) as a separate plan for the benefit of its eligible employees. Effective as of July 1, 1997, the Banner Plan was merged with and into the Plan. The following provisions apply to employees of Banner. Certain provisions apply only to persons who were Banner employees before July 1, 1997, and relate to benefits and other rights arising out of the Banner Plan.

(a)                                  Vesting. For vesting purposes under this Plan, each Participant at Banner who was hired before July 1, 1997, will have their vested percentage under Sec. 8.2(a) determined in accordance with the following:

Years of Vesting	Vested
Service	Percentage

Less than 3	0%
3 or more	100%

For this purpose, a Participant receives one Year of Vesting Service for each Plan Year in which he or she completes 1,000 or more Hours of Service. If a Participant’s Termination of Employment occurs after attainment of age 60, his or her vested percentage is 100% regardless of length of service.

(b)                                 Recognition of Service Prior to Acquisition Date. For Participants who were employees of Banner on October 5, 1995, Years of Vesting Service includes service with any predecessor of said corporation to the extent recognized by the Banner Plan.

APPENDIX C

PROVISIONS APPLICABLE TO EMPLOYEES

OF PERFECSEAL, INC

Perfecseal, Inc., a wholly owned subsidiary of the Company, acquired certain operations from Paper Manufacturers Company on April 29, 1996. The following provisions are applicable to employees of Perfecseal, Inc.

(a)                                  Vesting. Each individual who became an employee of Perfecseal, Inc. on the acquisition date, April 29, 1996 or an individual who had his accounts transferred from the Prior Plan to this Plan, will be 100% vested in all his Accounts. Individuals hired after April 29, 1996 are subject to the vesting schedule found at Sec. 8.2(a).

(b)                                 Distributions. In addition to the provisions of the Plan governing the timing of distributions, Salaried Employees who had an account balance in the Prior Plan that was transferred to this Plan may receive an in-service distribution of all or any portion of their Accounts under the Plan upon attaining age 59 ½.

APPENDIX D

PROVISIONS APPLICABLE TO EMPLOYEES

AT ENTERPRISE SOFTWARE, INC

Enterprise Software, Inc. became a Participating Employer June 1, 1996. Aggregate Continuous Service begins with service as of an individual’s most recent hire date with Enterprise Software, Inc., provided that such date may in no case be earlier than May 22, 1996.

APPENDIX E

PROVISIONS APPLICABLE TO EMPLOYEES

OF BEMIS PACKAGING MACHINERY, HAYSSEN, AND ACCRAPLY

The following provisions are applicable to employees of Bemis Packaging Machinery (a division of Bemis Company, Inc.), Accraply, Inc. and Hayssen Manufacturing Company who have Terminations of Employment as a result of sale of these operations to Barry-Wehmiller Group, Inc. on or about May 4, 1997:

1.                                       Notwithstanding any provision of the Plan to the contrary, their Vested Percentage is 100%, regardless of their length of service.

2.                                       Any such employee who has a loan outstanding on May 4, 1997 may elect to have the note rolled over to a successor plan.

APPENDIX F

PROVISIONS APPLICABLE TO EMPLOYEES

OF DURALAM, INC

The following provisions are applicable to employees of Duralam, Inc. (“Duralam Employees”) the stock of which was acquired by the Company on or about September 8, 2001.

1.                                       Participating Employer. Duralam, Inc. shall become a Participating Employer effective as of September 10, 2001(the start of the first full payroll period after the closing date).

2.                                       Eligibility for Matching Contributions. Certain Duralam Employees are eligible to receive Matching Contributions on 401(k) salary deferrals earned from September 10, 2001 through December 16, 2001 and made to the Duralam, Inc. Profit Sharing and 401(k) Retirement Savings Plan (“Duralam 401(k) Plan”) at a rate of 100% of the individual’s salary deferrals, to the extent they do not exceed 3% of the individual’s Certified Earnings earned during said period. These Matching Contributions will be made to the Bemis Stock Fund after year-end. Section 5.4 shall apply in connection with 401(k) salary deferrals earned after December 16, 2001. Only those Duralam Employees who are employed by the Company on December 31, 2001 and who completed at least 1000 Hours of Service for the Plan Year are entitled to receive Matching Contributions.

3.                                       Eligibility and Vesting Service. The service of Duralam Employees prior to September 8, 2001 is recognized for purposes of eligibility and vesting service from the individual’s most recent date of hire, but only if he or she was employed by Duralam, Inc. on September 8, 2001.

4.                                       Plan Merger. The Duralam 401(k) Plan will be merged into this Plan as of December 31, 2001.

5.                                       Vesting. All assets merged into this Plan from the Duralam 401(k) Plan will be fully vested on the merger date. Matching Contributions referred to in paragraph b as well as subsequent Matching Contributions are subject to the vesting schedule in Sec. 8.2(a).

6.                                       Before Tax Deposits. Duralam Employees are eligible to make Before Tax Deposits in respect to Certified Earnings earned on and after December 17, 2001.

7.                                       After Tax Deposits. Duralam Employees are eligible to make After Tax Deposits in respect to Certified Earnings earned on and after December 17, 2001.

8.                                       Distribution of Benefits. Distributions to Duralam Employees may be made in either of the forms provided under Sec. 9.1(a)(1).

APPENDIX G

PROVISIONS APPLICABLE TO EMPLOYEES OF

BEMIS CLYSAR, INC.

The following provisions are applicable to employees of Bemis Clysar, Inc. (“Clysar Employees”) the assets of which were acquired by the Company on or about July 30, 2002.

(a)                                  Participating Employer. Bemis Clysar, Inc. shall become a Participating Employer effective as of August 1, 2002.

(b)                                 Eligibility and Vesting Service. The service of Clysar Employees prior to July 30, 2002 is recognized for purposes of eligibility and vesting from the individual’s most recent date of hire, but only if he or she was employed by Clysar, Inc. on July 30, 2002.

(c)                                  Plan Participation. Clysar Employees who satisfy the eligibility requirements of Sec. 4.1 on August 1, 2002 are eligible for all aspects of the Plan as of said date, including electing to make Before Tax Deposits and After Tax Deposits and being eligible for Matching Contributions.

(d)                                 Special Contributions. The Company shall make special contributions to Clysar Employees subject to the terms below:

1.                                       Each non-exempt Qualified Employee shall receive $3,000.

2.                                       Each exempt Qualified Employee shall receive 20% of 2002 annual base pay, as established by the Company. Said contribution will be allocated in two parts, half made on or about September 30, 2002 and the remainder on or about December 31, 2002.

3.                                       The term “non-exempt” employee means those whom the Company classifies as generally subject to the wage and hour requirements of the Fair Labor Standards Act and “exempt” employee means those whom the Company classifies as generally exempt from said Act’s requirements.

4.                                       The contribution shall be nonforfeitable, without regard to the eligible Participant’s otherwise applicable vested percentage.

5.                                       Such contribution may not exceed the amount permitted by Code § 415.

(e)                                  Loans. Notwithstanding Sec. 9.4(c), a Clysar Employee may transfer all outstanding loans from the DuPont Savings Investment Plan under such terms and conditions as may be established by the Company on a uniform and non-discriminatory basis, including the deadline within which to elect to transfer the loan. Clysar Employees who transfer two or more loans to this Plan may not take another loan until only one or fewer loans remain outstanding.

(f)                                    Rollover Deposits. Clysar Employees shall be given the limited, one-time opportunity to make Rollover Deposits of their total account balance in the Dupont Plan, including after-tax amounts, under the terms and conditions established by the Company on a uniform and non-discriminatory basis. After the expiration of the time period given to make this election, Clysar Employees are subject to the provisions of Sec. 5.3, including the inability to roll over after-tax amounts.

APPENDIX H

PROVISIONS APPLICABLE TO EMPLOYEES

AT MURPHYSBORO, PRATTVILLE, AND UNION CITY

This Appendix is applicable to employees at Murphysboro, Illinois; Prattville, Alabama; and Union City, California who have Terminations of Employment on or after September 1, 2003 due to closing of said locations. Notwithstanding any provisions of the Plan to the contrary, their Vested Percentage is 100%, regardless of their length of service.

APPENDIX I

PROVISIONS APPLICABLE TO EMPLOYEES

AT NELLIS

This Appendix is applicable to employees at Nellis, Nevada who have Terminations of Employment on or after March 1, 2004 due to closing of said location. Notwithstanding any provisions of the Plan to the contrary, their Vested Percentage is 100%, regardless of their length of service.